                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                          ___________________________

                                   FORM 8-K/A
                               (AMENDMENT NO. 2)


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  December 29, 1995


                        Commission File Number:  0-26026

                          ___________________________


                            INTERACTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                    95-2925769
                --------                                    ----------
     (State or other jurisdiction of                       (IRS Employer
     incorporation or organization)                    Identification Number)

 5095 MURPHY CANYON ROAD, SAN DIEGO, CA                         92123
----------------------------------------                        -----
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code:  (619) 560-8525

The undersigned Registrant hereby amends and restates Item 7(b) of its Current Report on Form 8-K, as originally filed with the Securities and Exchange Commission on March 12, 1996 to read in full as follows:


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (b)     PRO FORMA FINANCIAL INFORMATION

                 The Registrant has attached the following financial statements reflecting the Registrant's best estimate of the pro forma effect of the acquisition of JIT on the Registrant.

                 The following unaudited pro forma Financial Statements are attached:

                 Introductory Statement

                 Pro Forma Combined Balance Sheet as of December 31, 1995

                 Pro Forma Combined Statements of Operations for the years ended December 31, 1995 and 1994

                 Notes to the Pro Forma Combined Balance Sheet and Statements of Operations

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    February 20, 1997             INTERACTIVE GROUP, INC.




                                       By: /s/ Michael D. Reynolds
                                          -----------------------------------
                                           Michael D. Reynolds
                                           Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS


UNAUDITED PRO FORMA FINANCIAL INFORMATION:

         Introductory Statement                                                      F-10
         Pro Forma Combined Balance Sheet                                            F-11
         Pro Forma Statements of Operations                                          F-12
         Notes to Pro Forma Combined Financial Statements                            F-14

       INTERACTIVE GROUP, INC. AND JUST IN TIME ENTERPRISE SYSTEMS, INC.
                    PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)


On December 31, 1995, Interactive Group, Inc. (the "Company") acquired all of
the outstanding shares of Just In Time Enterprise Systems, Inc.  ("JIT").   The
following unaudited pro forma combined financial statements give effect to the acquisition by the Company of JIT accounted for under the purchase method of accounting. The pro forma combined balance sheet assumes the acquisition took place on January 1, 1994 and combines the Company's December 31, 1995 balance sheet with JIT's balance sheet as of the same date. The pro forma combined statements of operations for the years ended December 31, 1994 and 1995 combines the Company's historical statements of operations for the years ended December 31, 1994 and 1995 with the corresponding JIT historical statements of operations.

The unaudited pro forma combined statements of operations are not necessarily indicative of the operating results that would have been achieved had the acquisition by the Company of JIT been in completed as of the beginning of each of the periods presented, and should not be construed as being indicative of future operations of the combined company.

       INTERACTIVE GROUP, INC. AND JUST IN TIME ENTERPRISE SYSTEMS, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                  (Unaudited)
                                 (In Thousands)

                                                                        Just In Time
                                                    Interactive          Enterprise           Pro Forma
                                                     Group, Inc.        Systems, Inc.        Adjustments           Pro Forma
                                                    Dec. 31, 1995       Dec. 31, 1995      (Notes 1, 2 & 3)        Combined
                                                   ---------------     ---------------     ----------------     ---------------
ASSETS:

Current assets:
  Cash and cash equivalents                           $  5,967             $      -            $ (1,316)            $  4,651
  Accounts receivable, net                              10,699                2,278                   -               12,977
  Deferred income taxes                                    398                    -                   -                  398
  Prepaid expenses and other current assets                914                  200                   -                1,114
                                                      --------             --------            --------             --------
                                                        17,978                2,478              (1,316)              19,140

  Property and equipment, net                            1,467                  983                (120)               2,330
  Deferred income taxes                                  1,267                    -                  66                1,333
  Intangible assets                                          -                    -               1,472                1,472
  Deposits and other assets                                329                    -                   -                  329
                                                      --------             --------            --------             --------
    Total assets                                      $ 21,041             $  3,461            $    102             $ 24,604
                                                      ========             ========            ========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):

Current liabilities:
  Accounts payable                                    $  3,273             $  1,563            $     19             $  4,855
  Accrued expenses                                       3,443                1,021                 462                4,926
  Current Portion of obligations under capital leases       68                  336                   -                  404
  Short-term borrowings                                    533                    -                   -                  533
  Deferred revenue and customer deposits                 2,056                1,591                   -                3,647
                                                      --------             --------            --------             --------
                                                         9,373                4,511                 481               14,365

  Obligations under capital leases, net of
    current portion                                         70                  101                   -                  171
  Long-term obligations, less current portion                -                    -               2,500                2,500
  Amounts due to parent                                      -               14,658             (14,658)                   -

  Stockholders' equity (deficit):
  Common stock                                               4                    -                   -                    4
  Additional paid-in capital                             6,462                    -                   -                6,462
  Retained earnings (accumulated deficit)                5,115              (15,809)             11,779                1,085
  Cumulative foreign currency translation adjustments       17                    -                   -                   17
                                                      --------             --------            --------             --------
    Total stockholders' equity (deficit)                11,598              (15,809)             11,779                7,568
                                                      --------             --------            --------             --------
    Total liabilities and stockholders'
      equity (deficit)                                $ 21,041             $  3,461            $    102             $ 24,604
                                                      ========             ========            ========             ========

  See accompanying notes to unaudited pro forma combined financial information

       INTERACTIVE GROUP, INC. AND JUST IN TIME ENTERPRISE SYSTEMS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (Unaudited)
               (In thousands except share and per share amounts)



                                                    Year Ended
                                                 December 31, 1995
                                           ----------------------------
                                                          Just In Time
                                           Interactive     Enterprise      Pro Forma
                                           Group, Inc.    Systems, Inc.   Adjustments    Note    Combined
                                           -----------    -------------   -----------    ----    --------
Revenues                                    $ 32,993        $ 15,810       $     -                $ 48,803
Cost of revenues                              15,231          13,738           171         2        29,140
                                            --------        --------       --------               --------
   Gross margin                               17,762           2,072          (171)                 19,663

Operating expenses:
   Research and development                    1,588           2,920            56         2         4,564
   Selling, general and administrative        13,891           5,528            57         2        19,476
   Write-off of software license                 235               -                                   235
   Compensation expense associated
      with employee stock bonus                  871               -             -                     871
   Purchased research and development          3,250               -        (3,250)                      -
   Restructuring charge                            0           2,651             -                   2,651
                                            --------        --------       --------               --------
       Total                                  19,835          11,099        (3,137)                 27,797

Income (loss) from operations                 (2,073)         (9,027)        2,966                  (8,134)
Other income (expense), net                       87             (17)         (291)        5(g)       (221)
                                            --------        --------       --------               --------
Income (loss) before income taxes             (1,986)         (9,044)        2,675                  (8,355)

Provision (benefit) for income taxes            (848)           (206)        1,142         4            88
                                            --------        --------       --------               --------
Net income (loss)                           $ (1,138)       $ (8,838)      $ 1,533                $ (8,443)
                                            ========        ========       ========               ========

Net loss per share                                                                                  ($2.07)

Weighted average shares outstanding                                                              4,084,000

  See accompanying notes to unaudited pro forma combined financial information

       INTERACTIVE GROUP, INC. AND JUST IN TIME ENTERPRISE SYSTEMS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (Unaudited)
                                 (In Thousands)

                                                    Year Ended
                                                 December 31, 1995
                                           ----------------------------
                                                          Just In Time
                                           Interactive     Enterprise      Pro Forma
                                           Group, Inc.    Systems, Inc.   Adjustments    Note    Combined
                                           -----------    -------------   -----------    ----    --------
Revenues                                    $ 28,625        $ 16,822        $    -                $ 45,447
Cost of revenues                              13,597          11,285           171         2        25,053
                                            --------        --------        ------                --------
   Gross margin                               15,028           5,537          (171)                 20,394

Operating expenses:
   Research and development                    1,320           4,533            56         2         5,909
   Selling, general and administrative        10,847           7,799            57         2        18,703
                                            --------        --------        ------                --------
       Total                                  12,167          12,332           113                  24,612

Income (loss) from operations                  2,861          (6,795)         (284)                 (4,218)
Other income (expense), net                      (80)            (32)         (306)        5(h)       (418)
                                            --------        --------        ------                --------
Income (loss) before income taxes              2,781          (6,827)         (590)                 (4,636)

Provision (benefit) for income taxes             972             (11)         (207)        4           755
                                            --------        --------        ------                --------
Net income (loss)                           $  1,809        $ (6,816)       $ (384)               $ (5,391)
                                            ========        ========        ======                ========

Net loss per share                                                                                ($  1.46)

Weighted average shares outstanding                                                              3,685,000

  See accompanying notes to unaudited pro forma combined financial information

       INTERACTIVE GROUP, INC. AND JUST IN TIME ENTERPRISE SYSTEMS, INC.

               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)


NOTE 1:

The pro forma combined balance sheet reflects the acquisition of all of the capital stock of JIT in exchange for $1.5 million of cash, $2.5 million note payable, and net liabilities of $4.3 million. In addition, $1.2 million of contingent consideration is payable based on a percentage of future revenues generated from the JIT software. The initial purchase price of $8.3 million was allocated as follows based upon a valuation of the tangible and intangible assets, including acquired technology and in-process research and development, by an independent appraiser, as well as management's best estimates (in thousands).

                 Current assets                      $2,165
                 Fixed assets                           863
                 Trademarks and trade names             457
                 Assembled work force                   790
                 Customer base                          440
                 Developed technology                   353
                 In-process technology                3,250
                                                     ------
                                                     $8,318

NOTE 2:

The allocation of the purchase price was applied to the historical balance sheet or historical statements of operations of the Company and JIT to arrive at the pro forma combined balance sheet and statements of operations. The trademarks, assembled work force, customer base, and developed technology (total of $2,040,000) are being amortized over estimated useful lives ranging from 5 to 10 years. The pro forma combined statements of operations for the years ended December 31, 1994 and 1995 reflect amortization expense of $284,000 for each period, with the amortization being charged to cost of revenues, $171,000; research and development expense, $56,000; and selling, general and administrative expense, $57,000. Intangible assets reflect the $2,040,000 shown above.

NOTE 3:

Interest income has been reduced in the pro forma combined statement of operations to reflect the net decrease in cash of $1.5 million and $1.2 million that would have been available to invest during the years ended December 31, 1994 and 1995, respectively, had the transaction occurred on January 1, 1994. The assumed interest rate used to calculate interest income was 5% per annum. For the years ended December 31, 1994 and 1995 the reduction was $75,000 and $60,000, respectively, for each period. Interest expense has been increased in the pro forma combined statements of operations to reflect the $2.5 million note payable that would have been incurred had the transaction been effected on January 1, 1994. The assumed interest rate used to calculate interest expense was 9.25% per annum. For the years ended December 31, 1994 and 1995 the interest expense reflected was $231,000 for each period.

NOTE 4:

The provisions for income taxes have been adjusted for each year presented by the Company's effective tax rate to reflect the impact of the combined operations on the results of the periods presented. . The effective tax rates for the years ended December 31, 1994 and December 31, 1995 were 35% and 42.7%, respectively.

NOTE 5:
The following reconciliations provide detail for certain adjustments to the proforma balance sheet and statements of operation:

(a)       (1,500)   Cash to purchase JIT                    Note 1
             (75)   Reduction of interest revenue 1994      Note 3
            (60)    Reduction of interest revenue 1995      Note 3
        --------
          (1,635)   Adjustment to cash

(b)           863   Fixed assets assumed in purchase price  Note 1
            (983)   Fixed asssets per balance sheet
            -----
            (120)   Adjustment to fixed assets

(c)           207   Provision for income tax adjustment to 1994 income statement
          (1,142)   Provision for income tax adjustment to 1995 income statement
           ------
            (935)   Adjustment to deferred income taxes

(d)           457   Trademarks and tradenames               Note 1
              790   Assembled workforce                     Note 1
              440   Customer base                           Note 1
              353   Developed technology                    Note 1
           ------
            2,040   Adjustment to intangibles

(e)            19   Elimination of  costs to acquire JIT

(f)        15,809   JIT accumulated deficit
          (1,717)   Proforma adjustments to 1995 operations statement, net of purchased research and development
            (383)   Proforma adjustments to 1994 operations statement
              568   Amortization of intangible assets       Note 2
          (3,250)   Retained earnings adjustment related to in-process research and development write-off
          -------
           11,027   Adjustment to retained earnings

(g)         (231)   Additional interest expense             Note 3
             (60)   Reduction of interest revenue           Note 3
           ------
            (291)   Adjustment to 1995 other income (expense)

(h)         (231)   Additional interest expense             Note 3
             (75)   Reduction of interest revenue           Note 3
           ------
            (306)   Adjustment to 1994 other income (expense)